Kellogg Company News
                           For release: July 26, 2004

                  Contact: Simon D. Burton, CFA (269) 961-6636




             KELLOGG ANNOUNCES 14% EPS GROWTH DUE TO STRONG MOMENTUM


         BATTLE CREEK, Mich. - Kellogg Company (NYSE: K) today reported that its earnings in the second quarter of 2004 exceeded expectations despite significant increases in investment for future growth.

         Reported net earnings for the quarter increased to $237.4 million from $203.9 million in the comparable period last year. Diluted earnings per share were $0.57, a 14% increase from last year's $0.50 per share. This result was due to successful execution and continued sales growth across the Company.

         "This was another excellent quarter," said Carlos Gutierrez, Kellogg's chairman and chief executive officer. "Our sales growth remained very strong as our business momentum continued, and we also continued to make significant investments in future growth. It is particularly gratifying that we were able to achieve this excellent performance while absorbing increased commodity and benefit costs."

         Reported net sales in the quarter increased by 6% to $2.4 billion. Internal net sales growth, which excludes the effect of foreign-currency translation, was 5%. This strong growth builds on a very strong first quarter and the 3.5% growth posted during the comparable period last year.

         Kellogg North America reported net sales growth of 5%. North American retail cereal sales increased by 2%, measured in local currencies, as a result of the introduction of innovative new products, brand-building initiatives, and successful consumer promotions. Retail snacks sales increased by 7% due to innovation and improved execution. The North America Frozen & Specialty Channels businesses collectively posted internal sales growth of 4%, which built on the excellent 5% growth posted in the comparable period last year. This increase was largely attributable to continued gains by the Eggo brand.

         Kellogg International reported net sales growth of 9% in the quarter, or 5% in local currencies. Sales in Latin America increased by 16%, excluding the effect of currency translation, led by exceptional growth in both cereal and snacks. Europe's sales growth, measured in local currencies, was 3%, as the area continued to benefit from innovation and successful brand building. Local currency sales in the Asia Pacific region declined by 6% due to weakness in Australia and Korea.

         Operating profit was $438 million in the quarter, a 6% increase over the comparable period last year; internal operating profit growth was 4 percent. Higher net sales, improvements in product mix, and increased efficiency drove the gain and more than offset increased commodity costs, significantly higher investment in brand building, and up-front costs related to cost-reduction projects of more than $0.03 per share. Net earnings growth also benefited from lower interest expense and a lower effective tax rate.

         Cash flow, defined as cash from operating activities less capital expenditures, was $177 million in the quarter, which brought year-to-date cash flow to $388 million. This approximates the 2003 year-to-date total and remains in line with internal expectations. Once again, the quarter featured markedly improved working capital efficiency and disciplined capital expenditure.

                         Kellogg Reaffirms 2004 Outlook
         Kellogg reiterates its earnings outlook for 2004 of $2.07-2.11 per share. This represents growth of 8-10%, modestly above the Company's long-term target of high single-digit growth. Once again increasing the quality of its earnings, Kellogg also announces that this range now includes a higher estimate for up-front costs related to capacity rationalizations and other cost-reduction initiatives. The Company now expects these costs to equal $0.14-0.16 per share, or $0.04 higher than the previously projected range of $0.10-0.12 per share. This range had been raised from an initial projection of $0.05 per share.

         Mr. Gutierrez concluded, "These results only give us more confidence that we will achieve our goals in 2004, while investing significantly for growth in the future and absorbing increased commodity and benefit costs. We will continue to execute our proven strategy, which should allow us to deliver dependable, sustainable growth into the future."

                              About Kellogg Company
         With 2003 sales of nearly $9 billion, Kellogg Company is the world's leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, frozen waffles, and meat alternatives. The Company's brands include Kellogg's, Keebler, Pop-Tarts, Eggo, Cheez-It, Nutri-Grain, Rice Krispies, Murray, Austin, Morningstar Farms, Famous Amos, Carr's, Plantation, Ready Crust, and Kashi. Kellogg products are manufactured in 17 countries and marketed in more than 180 countries around the world. For more information, visit Kellogg's web site at http://www.kelloggcompany.com.



                      Forward-Looking Statements Disclosure
         This news release contains forward-looking statements related to business performance, sales, costs, strategy, operating profit, earnings, and growth. Actual performance may differ materially from these statements due to factors related to the substantial amount of indebtedness incurred to finance the Keebler Foods acquisition (which could, among other things, hinder the Company's ability to adjust rapidly, make the Company more vulnerable to a downturn, and place the Company at a competitive disadvantage to less-leveraged companies); competitive conditions and their impact; the effectiveness of advertising, pricing and promotional spending; the success of productivity improvements and business transitions; the success of innovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the availability of and interest rates on short-term financing; commodity and energy prices and labor costs; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses; changes in consumer behavior and preferences; U.S. and foreign economic factors such as interest rates, statutory tax rates, and foreign currency conversions or unavailability; legal and regulatory factors; business disruption or other losses from terrorist acts or political unrest; and other factors.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF EARNINGS
(millions, except per share data)

===================================================================================================================================
                                                                                             Year-to-date           Year-to-date
                                            Quarter ended          Quarter ended             period ended           period ended
                                             June 26,               June 28,                   June 26,               June 28,
(Results are unaudited)                        2004                   2003                       2004                   2003
===================================================================================================================================

Net sales                                       $2,387.3               $2,247.4                   $4,777.8               $4,394.9

Cost of goods sold                               1,307.1                1,232.1                    2,662.6                2,463.2
Selling and administrative expense                 641.8                  601.2                    1,256.6                1,170.2
                                          ------------------------------------------       ----------------------------------------

Operating profit                                   438.4                  414.1                      858.6                  761.5

Interest expense                                    76.1                   89.5                      154.3                  181.5
Other income (expense), net                         (5.0)                  (6.1)                      (6.3)                  (5.4)
                                          ------------------------------------------       ----------------------------------------

Earnings before income taxes                       357.3                  318.5                      698.0                  574.6
Income taxes                                       119.9                  114.6                      240.8                  206.8
                                          ------------------------------------------       ----------------------------------------


Net earnings                                      $237.4                 $203.9                     $457.2                 $367.8
                                          ==========================================       ========================================

Net earnings per share:
      Basic                                         $.58                   $.50                      $1.11                   $.90
      Diluted                                       $.57                   $.50                      $1.10                   $.90

Dividends per share                               $.2525                 $.2525                     $.5050                 $.5050
                                          ==========================================       ========================================

Average shares outstanding:
      Basic                                        411.8                  406.9                      411.3                  407.3
                                          ==========================================       ========================================
      Diluted                                      416.5                  409.2                      415.5                  409.3
                                          ==========================================       ========================================

Actual shares outstanding at period end                                                              412.8                  408.0
                                                                                           ========================================

Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA
(millions)

===================================================================================================================================
                                                                                           Year-to-date           Year-to-date
                               Quarter ended              Quarter ended                    period ended           period ended
                                 June 26,                   June 28,                         June 26,                June 28,
(Results are unaudited)            2004                     2003 (a)                           2004                  2003 (a)
===================================================================================================================================

Net sales
        North America                 $1,567.5              $1,498.1                        $3,165.8              $3,007.8
        Europe                           516.0                 462.9                         1,007.2                 857.4
        Latin America                    185.9                 170.8                           354.2                 315.5
        Asia Pacific (b)                 117.9                 115.6                           250.6                 214.2
                             --------------------------------------------       ---------------------------------------------------
        Consolidated                  $2,387.3              $2,247.4                        $4,777.8              $4,394.9
                             ============================================       ===================================================

-----------------------------------------------------------------------------------------------------------------------------------

Operating profit
        North America                   $300.3                $284.3                          $589.0                $543.3
        Europe                            96.0                  82.5                           178.4                 140.8
        Latin America                     50.1                  46.8                            96.3                  86.5
        Asia Pacific (b)                  17.0                  20.3                            42.8                  37.2
        Corporate                        (25.0)                (19.8)                          (47.9)                (46.3)
                             --------------------------------------------       ---------------------------------------------------
        Consolidated                    $438.4                $414.1                          $858.6                $761.5
                             ============================================       ===================================================

===================================================================================================================================

  (a)   2003 results were restated to conform to 2004 operating segment presentation as follows:
        1) U.S. and Canadian results combined into North America, 2) certain
        U.S. export operations reclassified from U.S. to Latin America, and 3) certain
        SGA expenditures reallocated between Corporate and North America.

  (b)   Includes Australia and Asia.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

=================================================================================================================
                                                                          Year-to-date            Year-to-date
                                                                          period ended             period ended
                                                                             June 26,                June 28,
(unaudited)                                                                    2004                    2003
=================================================================================================================

Operating activities
Net earnings                                                                   $457.2                  $367.8
Adjustments to reconcile net earnings to
operating cash flows:
  Depreciation and amortization                                                 197.9                   183.7
  Deferred income taxes                                                          (8.9)                   37.9
  Other                                                                          58.8                    47.6
Postretirement benefit plan contributions                                      (126.8)                  (59.3)
Changes in operating assets and liabilities                                     (88.7)                 (117.3)
-----------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                       489.5                   460.4
-----------------------------------------------------------------------------------------------------------------

Investing activities
Additions to properties                                                        (101.1)                  (68.5)
Dispositions of businesses                                                          -                    14.0
Other                                                                             0.8                     6.5
-----------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                          (100.3)                  (48.0)
-----------------------------------------------------------------------------------------------------------------

Financing activities
Net issuances of notes payable                                                  356.6                    63.7
Issuances of long-term debt                                                         -                   498.1
Reductions of long-term debt                                                   (502.5)                 (708.2)
Net issuances of common stock                                                   202.2                    58.0
Common stock repurchases                                                       (162.8)                  (62.0)
Cash dividends                                                                 (208.2)                 (205.6)
Other                                                                            (1.7)                   (2.5)
-----------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                          (316.4)                 (358.5)
-----------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                          (2.7)                    6.2
-----------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                            70.1                    60.1
Cash and cash equivalents at beginning of period                                141.2                   100.6
-----------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                     $211.3                  $160.7
=================================================================================================================

=================================================================================================================
Supplemental Financial Data:

Cash Flow (operating cash flow less property additions)*                       $388.4                  $391.9
=================================================================================================================

* We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET*

==========================================================================================================================
(millions, except per share data)                                                June 26,                  December 27,
                                                                                   2004                        2003
                                                                               (unaudited)                      *
==========================================================================================================================

Current assets
Cash and cash equivalents                                                          $211.3                      $141.2
Accounts receivable, net                                                            899.1                       754.8
Inventories:
    Raw materials and supplies                                                      198.9                       185.3
    Finished goods and materials in process                                         421.1                       464.5
Other current assets                                                                297.3                       242.1
--------------------------------------------------------------------------------------------------------------------------

Total current assets                                                              2,027.7                     1,787.9
Property, net of accumulated depreciation
  of $3,591.2 and $3,439.3                                                        2,676.0                     2,780.2
Goodwill                                                                          3,098.1                     3,098.4
Other intangibles, net of accumulated amortization
  of $36.7 and $35.1                                                              2,032.8                     2,034.4
Other assets                                                                        460.2                       441.8
--------------------------------------------------------------------------------------------------------------------------

Total assets                                                                    $10,294.8                   $10,142.7
==========================================================================================================================
Current liabilities
Current maturities of long-term debt                                                $78.8                      $578.1
Notes payable                                                                       677.4                       320.8
Accounts payable                                                                    732.6                       703.8
Accrued advertising and promotion                                                   395.7                       323.1
Other current liabilities                                                           764.9                       840.2
--------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                         2,649.4                     2,766.0

Long-term debt                                                                    4,263.5                     4,265.4
Deferred income taxes                                                             1,064.4                     1,062.8
Pension benefits                                                                    169.4                       165.3
Nonpension postretirement benefits                                                  275.3                       291.0
Other liabilities                                                                   138.6                       149.0

Shareholders' equity
Common stock, $.25 par value                                                        103.8                       103.8
Capital in excess of par value                                                          -                        24.5
Retained earnings                                                                 2,467.3                     2,247.7
Treasury stock, at cost                                                             (98.3)                     (203.6)
Accumulated other comprehensive income (loss)                                      (738.6)                     (729.2)
--------------------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                        1,734.2                     1,443.2
--------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                                      $10,294.8                   $10,142.7
==========================================================================================================================

* Condensed from audited financial statements.